SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 6, 2004

Date of Filing: February 9, 2004

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29889	94-3248524
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard, South San Francisco, CA 94080
(Address of principal executive offices and zip code)

(650) 624-1100
Registrant’s telephone number, including area code:

Item 5. Other Events.

On February 6, 2004, Rigel Pharmaceuticals, Inc. issued a press release entitled “Rigel Announces Offering of 3,165,000 Shares of Common Stock,” announcing that it will initiate a public offering of 3,165,000 shares of Rigel’s common stock, of which 2,850,000 shares will be offered by Rigel and 315,000 shares will be offered by selling stockholders  (not including 474,750 shares anticipated to be offered to the underwriters pursuant to an over-allotment option) pursuant to effective shelf  and resale registration statements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements, Pro Form Financial Information and Exhibits.

(c)                      Exhibits

Number	Description
99.1	Press Release entitled “Rigel Announces Offering of 3,165,000 Shares of Common Stock,” dated February 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.

Dated: February 9, 2004

	By:	/s/ James H. Welch
James H. Welch
Vice President, Chief Financial Officer and Secretary

Exhibit Index

Number	Description
99.1	Press Release entitled “Rigel Announces Offering of 3,165,000 Shares of Common Stock,” dated February 6, 2004.